REGISTRATION RIGHTS AGREEMENT

dated as of

July 3, 2012

among

ULTRA CLEAN HOLDINGS, INC.,

AND

AIT HOLDING COMPANY LLC

i

Section 4.12. Severability	25

Exhibit A: Joinder Agreement

ii

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) dated as of July 3, 2012 is entered into between Ultra Clean Holdings, Inc., a Delaware corporation (“Parent”), and AIT Holding Company LLC (“AIT”).

W I T N E S S E T H :

WHEREAS, pursuant to the Agreement and Plan of Merger dated as of May 18, 2012 among Parent, American Integration Technologies LLC, AIT and Element Merger Subsidiary, LLC, AIT has acquired securities of Parent (the “Merger Agreement”);

WHEREAS, AIT may make distributions of Parent’s securities to one or more of the members of AIT in transactions exempt from the registration requirements of the Securities Act or pursuant to an effective registration statement;

WHEREAS, Parent, AIT, HLHZ AIT Holdings, L.L.C. (“HLHZ”) and Houlihan Lokey, Inc. (“HL”) are entering into a Lockup and Standstill Agreement dated as of the date hereof (the “Lockup and Standstill Agreement”);

WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations after consummation of the transactions contemplated by the Merger Agreement;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided that no securityholder of Parent shall be deemed an Affiliate of any other securityholder solely by reason of any investment in Parent. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” shall have the meaning ascribed to the same term in the Merger Agreement.

“Common Stock” means the common stock, par value $0.001 per share, of Parent and any stock into which such Common Stock may thereafter be converted or changed.

“Parent Securities” means (i) the Common Stock, (ii) securities convertible into or exchangeable for Common Stock, (iii) any other equity or equity-linked security issued by Parent and (iv) options, warrants or other rights to acquire Common Stock or any other equity or equity-linked security issued by Parent.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“HL Funds” means HLHZ and HL, together with their Affiliates and any other fund managed by HL.

“HL Fund Shares” means that number of Shares of the Stock Consideration (as defined in the Merger Agreement) beneficially owned by the HL Funds or with respect to which the HL Funds would be deemed to have beneficial ownership for purposes of determining status as an affiliate of Parent pursuant to SEC rules and regulations.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Public Offering” means an underwritten public offering of Registrable Securities of Parent pursuant to an effective registration statement under the Securities Act.

“Registrable Securities” means, at any time, any Shares and any securities issued or issuable in respect of such Shares by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise until (i) a registration statement covering such Shares has been declared effective by the SEC and such Shares have been disposed of pursuant to such effective registration statement, except with respect to Shares that remain subject to the Rule 144 restrictions applicable to Parent’s affiliates following such disposition pursuant to such effective registration statement, (ii) such Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or such securities may be sold pursuant to

Rule 144(b)(1) or (iii) such Shares are otherwise Transferred, Parent has delivered a new certificate or other evidence of ownership for such Shares not bearing the legend required pursuant to this Agreement and such Shares may be resold without subsequent registration under the Securities Act.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including without limitation all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of Parent (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for Parent and customary fees and expenses for independent certified public accountants retained by Parent (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 2.04(i)), (vii) reasonable fees and expenses of any special experts retained by Parent in connection with such registration, (viii) fees and expenses in connection with any review by the FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (ix) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (x) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xi) transfer agents’ and registrars’ fees and expenses, (xii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiii) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xiv) reasonable fees and expenses of one counsel of the Registering Stockholders. For the avoidance of doubt, except as set forth in (xiv) above, Registration Expenses shall not include any out-of-pocket expenses of Requesting Stockholders, including, without limitation, expenses relating to any counsel, accountant, custodian or attorney-in-fact for any such Requesting Stockholder and shall not include underwriter discounts or commissions.

“Requesting Stockholder” means (i) AIT so long as it is a Stockholder, and (ii) any other Stockholder so long as such other Stockholder holds at least 25% of the Stock Consideration (as defined in the Merger Agreement), in each case, requesting a Demand Registration pursuant to Section 2.01 hereof.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of Common Stock.

“Shelf Registration Statement” means a “shelf” registration statement filed under the Securities Act providing for the registration of, and the sale and/or distribution on a continuous or delayed basis by the holders of, the Registrable Securities pursuant to, Rule 415 under the Securities Act and/or any similar rule that may be adopted by the SEC, filed by Parent pursuant to the provisions of Section 2.03 of this Agreement, including the prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Stockholder” means at any time, any Person (other than Parent) who shall then be a party to or bound by this Agreement, so long as such Person shall “beneficially own” (as such term is defined in Rule 13d-3 of the Exchange Act) any Parent Securities.

“Transfer” means, with respect to any Parent Securities, (i) when used as a verb, to sell, distribute, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Parent Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, distribution, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Parent Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Applicable Effectiveness Period	2.04(a)
Applicable Efforts	2.04
Damages	2.05

Term	Section
Demand Registration	2.01(a)
Effectiveness Deadline Date	2.03(a)
Indemnified Party	2.07
Indemnifying Party	2.07
Inspectors	2.04(n)
Maximum Offering Size	2.01(e)
Other Effectiveness Period	2.04(a)
Participating Stockholders	2.04
Piggyback Registration	2.02(a)
Records	2.04(n)
Registering Stockholders	2.01(a)(ii)
Shelf Effectiveness Period	2.03(b)
Shelf Registration	2.03(a)

ARTICLE 2

REGISTRATION RIGHTS

Section 2.01. Demand Registration. (a) If at any time from January 3, 2013 until July 3, 2016 (but only once), Parent shall have received a written request from a Requesting Stockholder that Parent effect the registration under the Securities Act of all or any portion of such Requesting Stockholder’s Registrable Securities (provided, however, that any sales made pursuant to such request may only be effected up to the maximum number of shares that may be sold pursuant to the Lockup and Standstill Agreement), and specifying the intended method of disposition thereof, then Parent shall promptly give notice of such requested registration (each such request shall be referred to herein as a “Demand Registration”) at least 15 Business Days prior to the anticipated filing date of the registration statement relating to such Demand Registration to the other Stockholders and thereupon shall use reasonable best efforts to effect, as expeditiously as reasonably practicable, and in any event within 45 days after such notice (provided, however, that such 45-day period may be extended by Parent for so long as necessary to reasonably promptly respond to any comments of the SEC to the satisfaction of the SEC), the registration under the Securities Act of:

(i) all Registrable Securities for which the Requesting Stockholder has requested registration under this Section 2.01 (for purposes of this Section 2.01, AIT may include in its Registrable Securities the Registrable Securities held by HL Funds), and

(ii) subject to the restrictions set forth in Sections 2.01(e) and 2.02, all other Registrable Securities of the same class as those requested to be registered by the Requesting Stockholder that any other Stockholders with rights to request registration under Section 2.02 (all such Stockholders, together with the Requesting Stockholder, the “Registering Stockholders”) have requested Parent to register by request received by Parent within 15 Business Days after such Stockholders receive Parent’s notice of the Demand Registration, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that Parent shall not be obligated to effect a Demand Registration unless (i) the aggregate gross proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration equals or exceeds $5,000,000 or (ii) the Demand Registration relates to a Distribution (as defined in the Merger Agreement). In no event shall Parent be required to effect more than one Demand Registration hereunder. Parent shall not be required to effect a Demand Registration pursuant to Rule 415 (or its successor provision) under the Securities Act.

(b) Promptly after the expiration of the 15-Business Day period referred to in Section 2.01(a)(ii), Parent will notify all Registering Stockholders of the identities of the other Registering Stockholders and the number of shares of Registrable Securities requested to be included therein. At any time prior to the effective date of the registration statement relating to such registration, the Requesting Stockholders may revoke such request, without liability to any of the other Registering Stockholders, by providing a notice to Parent revoking such request; provided, that such notice is received by Parent a reasonable time before the registration statement applicable to such registration becomes effective such that Parent may amend such registration statement to remove such Registering Stockholder prior to effectiveness.

(c) Parent shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such registration is effected.

(d) A Demand Registration shall not be deemed to have occurred unless the registration statement relating thereto (i) has become effective under the Securities Act and (ii) has remained effective for a period of at least 90 days (or such shorter period in which all Registrable Securities of the Registering Stockholders included in such registration have actually been sold thereunder), provided that such registration statement shall not be considered a Demand Registration if, after such registration statement becomes effective, (1) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (2) less than 90% of the Registrable Securities included in such registration statement have been sold thereunder.

(e) If a Demand Registration involves a Public Offering and the managing underwriter advises Parent and the Requesting Stockholder that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that Parent proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), Parent shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i) First, all Registrable Securities requested to be registered by the Requesting Stockholder;

(ii) second, all other Registrable Securities requested to be included in such registration by any Registering Stockholder (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such other Stockholders on the basis of the relative number of Registrable Securities so requested to be included in such registration by each such Stockholders); and

(iii) third, any securities proposed to be registered by Parent.

For purposes of this Section 2.01, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in this Section 2.01(e), fewer than 60% of the total number of Registrable Securities that Stockholders requested to be included in such registration statement are actually included.

(f) Upon notice to each Registering Stockholder, Parent may postpone effecting a registration pursuant to this Section 2.01 on one occasion during any period of twelve consecutive months for a reasonable time specified in the notice but not exceeding 75 days (which period may not be extended or renewed), if Parent shall furnish to the Requesting Stockholder a certificate signed by the chief executive officer of Parent stating that in the good faith judgment of Parent, it would be materially detrimental to Parent or its stockholders for such registration to proceed as expeditiously as possible because such action would (x) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Parent; (y) require premature disclosure of material information that the Parent has a bona fide business purpose for preserving as confidential; or (z) render the Parent unable to comply with requirements under the Securities Act or Exchange Act; provided, however, that the Parent shall not register any securities for its own account or that of any other stockholder during such 75-day period.

Section 2.02. Piggyback Registration. (a) If at any time Parent proposes to register any Parent Securities under the Securities Act (other than a registration on Form S-8 or S-4, or any successor forms, relating to Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of Parent or in connection with a direct or indirect acquisition by Parent of another Person), whether or not for sale for its own account, other than pursuant to Section 2.03, Parent shall each such time give notice as soon as practicable (but in no event less than 10 Business Days prior to the anticipated filing date of the registration statement relating to such registration) to each Stockholder, which notice shall set forth such Stockholder’s rights under this Section 2.02 and shall offer such Stockholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Stockholder may request (a “Piggyback Registration”), subject to the provisions of Section 2.02(b). Upon the request of any such Stockholder made within 15-Business Days after the receipt of notice from Parent (which request shall specify the number of Registrable Securities intended to be registered by such Stockholder), Parent shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that Parent has been so requested to register by all such Stockholders, to the extent requisite to permit the disposition of the Registrable Securities to be so registered, provided that: (i) if such registration involves a Public Offering, all such Stockholders requesting to be included in Parent’s registration must sell their Registrable Securities to the underwriters selected as provided herein on the same terms and conditions as apply to Parent or any other Requesting Stockholders, as applicable, and (ii) if, at any time after giving notice of its intention to register any Parent Securities pursuant to this Section 2.02(a) and prior to the effective date of the registration statement filed in connection with such registration, Parent shall determine for any reason not to register such securities, Parent shall give notice to all such Stockholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. Parent shall pay all Registration Expenses in connection with each Piggyback Registration.

(b) If a Piggyback Registration involves a Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.01(e) shall apply), and the managing underwriter advises Parent that, in its view, the number of Shares that Parent and such Stockholders intend to include in such registration exceeds the Maximum Offering Size, Parent shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i) first, so much of the Parent Securities proposed to be registered for the account of Parent as would not cause the offering to exceed the Maximum Offering Size;

(ii) second, all Registrable Securities requested to be included in such registration by any other Stockholders pursuant to Section 2.02 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Stockholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by such Stockholders); and

(iii) third, all other securities with registration rights properly requested to be included in such registration (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such other stockholders on the basis of the relative number of shares of registrable securities so requested to be included in such registration by such stockholders).

(c) Parent shall be liable for and pay all Registration Expenses in connection with any Piggyback Registration, regardless of whether such registration is effected.

Section 2.03. Shelf Registration. (a) Parent shall file with the SEC a Shelf Registration Statement covering (i) one or more Distributions (as defined in the Merger Agreement) and (ii) the resale of the HL Fund Shares by AIT and/or the HL Funds; provided, however, that the number of HL Fund Shares that may be resold pursuant to this subsection (ii) shall not exceed that number of shares that, following such resale, would result in the HL Fund Shares being nine and nine-tenths percent (9.9%) or less of the number of shares of Parent Common Stock then issued and outstanding; provided, further, that the number of Shares that may be resold pursuant to subsections (i) and (ii) shall be subject to the restrictions set forth in the Lockup and Standstill Agreement (the “Shelf Registration”). Parent shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act no later than the six-month anniversary of the date of this Agreement (the “Effectiveness Deadline Date”). The Shelf Registration Statement shall be on Form S-3 (except if Parent is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form for such purpose) and shall contain (except if otherwise required by the Act) a plan of distribution reasonably agreed upon by Parent and AIT.

(b) Parent shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included in the Shelf Registration Statement to be usable by Stockholders as set forth in Section 2.03(a) until the earlier of (i) the eighteen month anniversary of the date of this Agreement and (ii) 90 days following such date that the number of HL Fund Shares is less than ten percent (10%) of the number of shares of Parent Common Stock issued and outstanding (such period being referred to herein as the “Shelf Effectiveness Period”).

(c) Parent shall be liable for and pay all Registration Expenses in connection with the Shelf Registration Statement.

Section 2.04. Registration Procedures. With respect to any registration under Section 2.01, Section 2.02 or Section 2.03, subject to the provisions of such Sections, Parent shall use its (i) reasonable best efforts with respect to its obligations under Section 2.01 and Section 2.03 and (ii) commercially reasonable efforts with respect to its obligations under Section 2.02 (collectively, “Applicable Efforts”) to effect the registration of such Registrable Securities on behalf of such Stockholders participating in such registration (the “Participating Stockholders”) in accordance with the intended method of disposition thereof as expeditiously as reasonably practicable, and, in connection with any such request:

(a) With respect to a registration pursuant to Section 2.01 or Section 2.02, Parent shall as expeditiously as reasonably practicable prepare and file with the SEC a registration statement on any form for which Parent then qualifies or that counsel for Parent shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use Applicable Efforts to cause such filed registration statement to become and remain effective for a period of not less than 90 days pursuant to a registration statement in accordance with Section 2.01 hereof (or such shorter period in which all of the Registrable Securities of the Participating Stockholders included in such registration statement shall have actually been sold thereunder) (the “Other Effectiveness Period”, with each Other Effectiveness Period and Shelf Effectiveness Period referred to herein as an “Applicable Effectiveness Period”).

(b) Parent shall furnish to Stockholder and any underwriters no fewer than five Business Days prior to the initial filing of the registration statement, a copy of such registration statement, and shall furnish to such Participating Stockholders and underwriters, if any, no fewer than two Business Days prior to the filing of any amendment or supplement to the prospectus included therein, a copy of such amendment or supplement, which documents shall be subject to the reasonable review of such stockholders and underwriters and their respective counsel, and shall not file with the SEC any such documents to which such Participating Stockholders or underwriters, if any, shall reasonably object; provided, however, that Parent shall not have any obligation so to modify any information if Parent reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) During an Applicable Effectiveness Period, Parent shall promptly take such action as may be necessary so that (i) each of the registration statement and any amendment thereto and the prospectus contained therein and any amendment or supplement thereto (and each report or other document incorporated by reference therein in each case) complies in all material respects with the Securities Act and the Exchange Act and the rules and regulations thereunder, (ii) each of the registration statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) each of the prospectus and any amendment or supplement to the prospectus does not at any time during the Applicable Effectiveness Period include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, after the filing of the registration statement, Parent shall: (x) cause the registration statement and the related prospectus to be promptly amended and/or supplemented by any required amendment and/or supplement, and, as so amended and/or supplemented, to be filed pursuant to Rule 424 under the Securities Act, as may be necessary to comply with the Securities Act in order to enable the disposition of the securities covered by such registration statement; (y) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the such Stockholders thereof set forth in such registration statement or supplement to such prospectus; and (z) take all reasonable actions required to prevent the entry of a stop order or to remove it if entered.

(d) Parent shall as promptly as practicable advise each Stockholder:

(i) when the registration statement and any amendment thereto or a supplement to any prospectus forming a part of such registration statement has been filed with the SEC and when the registration statement or any post-effective amendment thereto has become effective;

(ii) when the SEC notifies Parent whether there will be a “review” of such registration statement and whenever the SEC comments in writing on such registration statement, including the documents incorporated by reference therein (Parent shall provide true and complete copies of such comments and all written responses thereto to each of the Participating Stockholders, as well as any underwriter, and shall provide, no fewer than five Business Days prior to the filing of any response to any comment that pertains to the Participating Stockholders or any underwriter or to the plan of distribution, and shall reflect in each such response when so filed with the SEC, such comments as such Participating Stockholders reasonably may propose, but not information which Parent believes would constitute material and non-public information; provided, that Parent shall not have any obligation so to include any such comments if Parent reasonably expects that so doing would cause the registration statement or such response to the SEC to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading);

(iii) of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus (and Parent shall as promptly as practicable prepare and make available to each such Stockholder and file with the SEC any such supplement or amendment);

(iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for such purpose;

(v) of the receipt by Parent of any notification with respect to the suspension of the qualification of the securities included in the registration statement for sale in any jurisdiction or the initiation of any proceeding for such purpose;

(vi) if, at any time, the representations and warranties of Parent in any applicable underwriting agreement cease to be true and correct in all material respects; and

(vii) if changes in the registration statement or the prospectus contained therein are required in order that the registration statement and prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

(e) Parent shall use Applicable Efforts to prevent the issuance, and if issued to obtain the withdrawal, of any stop order or other order suspending the effectiveness of the registration statement or the use of any prospectus or preliminary prospectus as promptly as practicable.

(f) Parent shall use Applicable Efforts to: (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Participating Stockholder reasonably (in light of such Stockholder’s intended plan of distribution) requests; (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Parent; (iii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for the Applicable Effectiveness Period; and (iv) do any and all other acts and things that may be reasonably necessary or advisable in connection with a registration of shares to enable such Participating Stockholders to consummate the disposition of the Registrable Securities owned by such Stockholder, provided that Parent shall not be required to: (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.04(f); (B)subject itself to taxation in any such jurisdiction; or (C) consent to general service of process in any such jurisdiction, unless the Parent is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(g) Parent shall cooperate and assist in any filings required to be made with FINRA and each securities exchange, if any, on which any of Parent’s securities are then listed or quoted and on each inter-dealer quotation system on which any of Parent’s securities are then quoted, and in the performance of any due diligence investigation by any underwriter or dealer manager (including any “qualified independent underwriter”) that is required to be retained in accordance with FINRA rules.

(h) With respect to Section 2.01 only, the underwriter or underwriters in connection with any Public Offering shall be selected by the Requesting Stockholder, subject only to the reasonable approval of the Parent. With respect to Section 2.03(a)(ii) only, the underwriter or underwriters in connection with any Public Offering shall be selected by the Participating Stockholders, subject only to the reasonable approval of Parent. In connection with any Public Offering, Parent shall enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including, if applicable, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(i) As promptly as practicable, Parent shall: (A) provide each underwriter, each Participating Stockholder, any accounting firm and any other agent or counsel retained by such holders or any such underwriter the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment or supplement thereto; (B) make such representations and warranties to the Participating Stockholders and to the underwriters, in form, substance and scope as are customarily made by issuers to selling stockholders and underwriters in comparable underwritten offerings of equity securities; (C) obtain opinions of counsel to Parent (which counsel and opinions (in form, scope and substance)

shall be reasonably satisfactory to the underwriters) addressed to the underwriters and each requesting Participating Stockholder, covering such matters as are customarily covered in opinions requested in comparable underwritten offerings of equity securities (it being agreed that the matters to be covered shall include, without limitation, as of the date of the opinion and as of the date of effectiveness or the date of the most recent post-effective amendment thereto, as the case may be, and as of the date of the prospectus, comment of such counsel as to the absence, to such counsel’s knowledge, from the registration statement and the prospectus contained therein, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made,) not misleading); (D) in connection with any underwritten offering, obtain “cold comfort” letters and updates thereof from the independent registered public accounting firm of Parent (and, if necessary, from the independent registered public accounting firm of any subsidiary of Parent or of any business acquired by Parent for which financial statements and financial data are, or are required to be, included in the registration statement), addressed to each requesting Participating Stockholder (if such Stockholder has provided such letter, representations or documentation, if any, required for such cold comfort letter to be so addressed) and the underwriters, in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with comparable underwritten offerings; (E) deliver such other documents and certificates as may be reasonably requested by any Participating Stockholders and the underwriters, if any, including without limitation certificates to evidence compliance with any conditions contained in the underwriting agreement or other agreements entered into by Parent in connection therewith; and (F) cause the senior executive officers of Parent to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto, except to the extent that such participation materially interferes with the management of Parent’s business; provided that the Applicable Effectiveness Period shall be increased by the period of time that management cannot so participate. No registration shall be deemed to have been effective if the conditions to closing in the underwriting agreement are not satisfied by reason of a wrongful act, misrepresentation or breach of such underwriting agreement.

(j) Parent shall use Applicable Efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable, but no later than 90 days after the end of the 12-month period beginning with the first day of Parent’s first quarter commencing after the effective date of the applicable registration statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder and covering a period of 12 months, beginning with the first month after the effective date of the registration statement.

(k) Parent may require each Participating Stockholder promptly to furnish in writing to Parent such information regarding such Stockholder, the plan of distribution of the Registrable Securities and other information as Parent may from time to time reasonably request and such other information as may be legally required in connection with such registration.

(l) Parent shall use its Applicable Efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the same class of Parent Securities are then listed or traded.

(m) Parent shall provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(n) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to Parent, Parent shall, as promptly as practicable, (A) make reasonably available for inspection by requesting Participating Stockholders, any underwriter participating in any disposition pursuant to the Registration, one accountant and any other professional retained by such holders or any such underwriter (collectively, the “Inspectors”) all relevant financial and other records, pertinent corporate documents and properties of Parent and its subsidiaries (collectively, the “Records”) and (B) cause Parent’s officers, directors, employees and independent registered public accounting firm to make themselves reasonably available upon reasonable notice and for reasonable periods of time to discuss the business of the Parent and to respond to appropriate questions and to supply all information reasonably requested by such holders or any such underwriter, accountant or professional in connection with the registration (and the prospectus), in each case, as is customary for similar due diligence examinations; provided, however, that all records that Parent determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (1) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement, (2) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or disclosure is required by an official or representative of a governmental agency or authority or self-regulatory authority or stock exchange the rules of which Parent is subject or (3) such Records become available to the public generally or through a third party without a breach of an obligation of confidentiality. Each Stockholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or otherwise, it shall give notice to Parent and assist Parent, at Parent’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(o) Each such Participating Stockholder agrees that, upon receipt of any notice from Parent of the happening of any event of the kind described in Section 2.04(d)(iii), Section 2.04(d)(iv), Section 2.04(d)(v) or Section 2.04(d)(vii), such Stockholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Stockholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(c), and, if so directed by Parent, such Stockholder shall deliver to Parent all copies, other than any permanent file copies then in such Stockholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If Parent shall give such notice, Parent shall extend the period during which such registration statement shall be maintained effective by the number of Business Days during the period from and including the date of the giving of such notice to the date when Parent shall make available to such Stockholder a prospectus supplemented or amended to conform with the requirements of Section 2.04(c) and/or when such suspension is removed, as the case may be.

(p) Parent shall take all other reasonable steps necessary or appropriate to effect the registration, and to assist the Stockholder in effecting the distribution, offering and sale of the Registrable Securities covered by the registration statement contemplated hereby, including, without limitation:

(i) furnishing to each Participating Stockholder and each underwriter, if any, without charge, as many conformed copies as such Stockholder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules;

(ii) delivering to each Participating Stockholder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Stockholder or underwriter may reasonably request (it being understood that Parent consents to the use of such Prospectus or any amendment or supplement thereto by each Participating Stockholder and the underwriter(s), if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto); and

(iii) in connection with any sale of Registrable Securities that will result in such securities no longer being Registrable Securities,

cooperate with each Participating Stockholder and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates or security entitlements representing Registrable Securities to be sold and not bearing any restrictive Securities Act legends; and to register such Registrable Securities in such denominations and such names as such Participating Stockholder or the underwriter(s), if any, may request at least two Business Days prior to such sale of Registrable Securities.

Section 2.05. Indemnification by Parent. Parent agrees to indemnify and hold harmless each Registering Stockholder holding Registrable Securities covered by a registration statement, its officers, directors, partners, members, owners, legal counsel and accountants and each Person, if any, who controls such Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if Parent shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to Parent by such Stockholder or on such Stockholder’s behalf expressly for use therein, provided that the foregoing indemnity with respect to any preliminary prospectus or prospectus shall not apply to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting such Damages at or prior to the written confirmation of the sale of the Registrable Securities to such Person, if it is determined that Parent has provided such prospectus to such Stockholder and it was the responsibility of such Stockholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be), and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such Damages. Parent also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Stockholders provided in this Section 2.05.

Section 2.06. Indemnification by Participating Stockholders. Each Registering Stockholder holding Registrable Securities included in any registration statement, severally and not jointly, agrees to indemnify and hold harmless Parent, its officers and directors and each Person, if any, who controls Parent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Parent to such Stockholder, but only (i) with respect to information furnished in writing by such Stockholder or on such Stockholder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities to such Person, if it is determined that it was the responsibility of such Stockholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Each such Stockholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of Parent provided in this Section 2.06. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 2, Parent may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.

Section 2.07. Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 2, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the

Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party.

Section 2.08. Contribution. If the indemnification provided for in this Article 2 is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between Parent and the Registering Stockholders holding Registrable Securities covered by a registration statement, on the one hand, and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by Parent and such Stockholders, on the one hand, and the underwriters, on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of Parent and such Stockholders, on the one hand, and of such underwriters, on the other, in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations and (ii) as between Parent, on the one hand, and each such Stockholder, on the other, in such proportion as is appropriate to reflect the relative fault of Parent and of each such Stockholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by Parent and such Stockholders, on the one hand, and such underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by Parent and such Stockholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of Parent and such Stockholders, on the one hand, and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Parent and such Stockholders or by such underwriters. The relative fault of Parent, on the one hand, and of each such Stockholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Parent and the Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 2.08 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.08, (x) no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Registering Stockholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Stockholder were offered to the public (less underwriters’ discounts and commissions) exceeds the amount of any Damages that such Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and (z) in no event shall a Stockholder’s liability pursuant to this Section 2.07, when combined with the amounts paid or payable by such Stockholder pursuant to Section 2.06, exceed the proceeds from the offering received by such Stockholder (net of any underwriter’s discounts and commissions and other selling expenses paid by such Stockholder), except in the case of willful misconduct or fraud by such Stockholder.

Section 2.09. Participation in Public Offering. No Person may participate in any Public Offering hereunder unless such Person (a) agrees to sell such

Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 2.10. Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by Parent and each Registering Stockholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with Public Offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

Section 2.11. Cooperation by Parent. If any Stockholder shall transfer any Registrable Securities pursuant to Rule 144, Parent shall cooperate, to the extent commercially reasonable, with such Stockholder and shall provide to such Stockholder such information as such Stockholder shall reasonably request.

Section 2.12. Transfer of Registration Rights. Subject to Section 4.02(b), a Stockholder may Transfer its rights under this Article 2 if the Transferee will hold at least 25% of the Stock Consideration after such Transfer. Subject to the foregoing sentence, none of the rights of Stockholders under this Article 2 shall be assignable by any Stockholder to any Person acquiring Securities in any Public Offering or pursuant to Rule 144.

ARTICLE 3

BENEFIT OF RULE 144

Section 3.01. Reports Under Exchange Act. With a view to making available to the Stockholders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Stockholder to sell securities of Parent to the public without registration, Parent shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in Rule 144, at all times after the effective date of the registration statement filed by the Parent

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Parent under the Securities Act and the Exchange Act; and

(c) furnish to any Stockholder, so long as the Stockholder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by Parent that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act; and (ii) such information as may be reasonably requested in availing any Stockholder of any rule or regulation of the SEC that permits the selling of any such securities without registration.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Lockup Agreement. Any rights granted to the Stockholders hereunder are granted and made expressly subject to the Lockup and Standstill Agreement (as defined in the Merger Agreement) and Parent shall not be required to take any action which contravenes the terms of such Lockup and Standstill Agreement.

Section 4.02. Binding Effect; Assignability; Benefit. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

(b) Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Parent Securities or otherwise, except that (i) following any Distribution (as defined in the Merger Agreement) or one or more other distributions of Parent Securities by a Stockholder to its beneficial owners, (ii) following the Transfer of Parent Securities by a Stockholder to a transferee that is such Stockholder’s Affiliate, spouse, ex-spouse, domestic partner, lineal descendant or antecedent, brother or sister, the adopted child or adopted grandchild, or the spouse or domestic partner of any child, grandchild or adopted grandchild of such Stockholder, trust for the benefit of such Stockholder or those members of such Stockholder’s family specified in this subsection (b), and (iii) pursuant to Section 2.12; such Transferee may (unless already bound hereby) execute and deliver to Parent an agreement to be bound by this Agreement in the form of Exhibit A hereto and shall thenceforth be a “Stockholder” for purposes of, and have the rights of a “Stockholder” under, this Agreement, provided that any such Transfer pursuant to this Section 4.02(b) must be in accordance with the Lockup and Standstill Agreement.

(c) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 4.03. Notices. All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile or electronic transmission, if to Parent:

Ultra Clean Holdings, Inc.

26462 Corporate Avenue

Attention: Casey Eichler

Facsimile No.: 510-576-4401

E-mail: ceichler@uct.com

With a copy to:

Davis Polk & Wardwell

1600 El Camino Real

Menlo Park, CA 94025

Attention: Alan F. Denenberg

Telephone No.: 650-752-2000

Facsimile No.: 650-752-3604

E-mail: alan.denenberg@davispolk.com

if to AIT:

Houlihan Lokey

245 Park Avenue

New York, New York 10167

Attention: Dave Salemi

Facsimile No.: 212-582-3016

E-mail: dsalemi@hl.com

with a copy to (which shall not constitute notice):

Bryan Cave LLP

3161 Michelson Drive, 15th Floor

Irvine, California 92612

Attention: Brett J. Souza

Facsimile No.: 949-223-7100

E-mail: bjsouza@bryancave.com

All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Any Person that becomes a Stockholder shall provide its name, address and fax number to Parent. Parent shall not be obligated to provide notice or to include such Person’s Registrable Securities in a registration statement under the provisions of this Agreement to the extent that Parent has not received such information in sufficient time to fulfill its obligations hereunder.

Section 4.04. Waiver; Amendment; Termination. No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by all parties hereto.

Section 4.05. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of such state.

Section 4.06. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the state courts located in the State of New York, city of New York, Borough of Manhattan, or, if such court shall not have jurisdiction, any federal court located in the State of New York, city of New York, Borough of Manhattan, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.03 shall be deemed effective service of process on such party.

Section 4.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.08. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 4.09. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received released counterparts hereof signed by all of the other parties hereto.

Section 4.10. Entire Agreement. This Agreement, the Merger Agreement and the Ancillary Agreements (as defined in the Merger Agreement) constitute the entire agreement among the parties hereto and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof.

Section 4.11. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

Section 4.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ULTRA CLEAN HOLDINGS, INC.

By:	/s/ Kevin C. Eichler
	Name:	Kevin C. Eichler
	Title:	Chief Financial Officer, Senior Vice President and Secretary

[Signature page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AIT HOLDING COMPANY LLC

By:	/s/ Joseph Julian
	Name:	Joseph Julian
	Title:	Chairman

[Signature page to Registration Rights Agreement]

EXHIBIT A

JOINDER TO REGISTRATION RIGHTS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Registration Rights Agreement dated as of July 3, 2012 (the “Registration Rights Agreement”) between Ultra Clean Holdings, Inc., and AIT Holding Company LLC, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Registration Rights Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Registration Rights Agreement as of the date hereof and shall have all of the rights and obligations of a “Stockholder” thereunder as if it had executed the Registration Rights Agreement as a Stockholder. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Registration Rights Agreement, as amended as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:                  ,

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

29